Pinaki & Associates LLC

Certified Public Accountant

3511 Silverside Rd, Ste# 105

Wilmington, DE 19810

408-896-4405

Date: November 27, 2017

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington DC 20549

Commission File No. **000-53084 (WESTGATE ACQUISITIONS CORPORATION)**

Ladies and Gentlemen:

We have read Item 4.01 of Westgate Acquisitions Corporation's Form 8-K dated November 27, 2017, and are in agreement with the statements in Item 4.01 contained therein, as they relate to our firm.

Very truly yours,

Pinaki & Associates, LLC
Wilmington, DE